UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNITED INSURANCE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	75-3241967
(State of incorporation or organization)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184555

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.0001 par value (the “Common Stock”), of United Insurance Holdings Corp. (the “Company”) registered hereby is set forth in the registration statement on Form S-1 (Registration No. 333-184555), filed with the Securities and Exchange Commission on October 23, 2012, as amended from time to time (the “Registration Statement”), and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

The Company’s Common Stock, which is being registered hereby, includes associated preferred share purchase rights, which attach to, and trade with, the shares of Common Stock. A description of the preferred share purchase rights is set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on July 23, 2012, as amended from time to time, and is incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

Date: December 10, 2012	By:	/s/ Bennett Bradford Martz
Bennett Bradford Martz
Chief Financial Officer
(Principal Financial Officer)